Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(59,489,595)
Realized Trading Gain (Loss) on Swaps	(18,420,411)
Unrealized Gain (Loss) on Market Value of Futures	(98,667,737)
Unrealized Gain (Loss) on Market Value of Swaps	(11,588,313)
Dividend Income	8,942
Interest Income	29,842
ETF Transaction Fees	22,000
Total Income (Loss)	$(188,105,272)

Expenses
General Partner Management Fees	$567,558
Brokerage Commissions	319,830
Tax Reporting Fees	54,715
NYMEX License Fee	14,486
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	9,854
Prepaid Insurance Expense	5,009
Total Expenses	$985,041
Net Income (Loss)	$(189,090,313)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/12	$1,191,881,286
Additions (21,200,000 Units)	428,198,612
Withdrawals (13,000,000 Units)	(253,322,262)
Net Income (Loss)	(189,090,313)

Net Asset Value End of Month	$1,177,667,323
Net Asset Value Per Unit (62,466,476 Units)	$18.85

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612